                                                                     Exhibit 4.5

                            FALCONSTOR SOFTWARE, INC.

                    2004 OUTSIDE DIRECTORS STOCK OPTION PLAN

      1.    PURPOSE. The FalconStor Software,  Inc. 2004 Outside Directors Stock
            Option Plan (the "Plan") is established effective as of the 26th day
            of  March,   2004,  (the  "Effective  Date")  to  create  additional
            incentive  for the non employee  directors of  FalconStor  Software,
            Inc., a Delaware corporation,  and any successor corporation thereto
            (collectively referred to as the "Company") to promote the financial success and progress of the Company and any present or future parent and/or subsidiary  corporations of the Company.  For purposes of the
            Plan, a parent corporation and a subsidiary  corporation shall be as defined in sections  424(e) and 424(f) of the Internal  Revenue Code of 1986, as amended (the "Code").

      2.    ADMINISTRATION.  The Plan  shall  be  administered  by the  Board of
            Directors of the Company (the  "Board")  and/or by a duly  appointed committee  of the Board  having such powers as shall be specified by the Board. Any subsequent  references herein to the Board shall also mean the committee if such committee has been appointed and,  unless the powers of the  committee  have been  specifically  limited,  the committee  shall have all of the powers of the Board granted herein, including,  without limitation,  the power to terminate or amend the
            Plan at any time subject to the terms of the Plan and any applicable limitations  imposed  by law.  The Board  shall  have no  authority, discretion  or power to select  the  non-employee  directors  of the
            Company who will receive options under the Plan, to set the exercise price of the options granted under the Plan, to determine the number of shares of common stock to be granted  under option or the time at which such options are to be granted,  to establish  the duration of option  grants,  or to alter other terms or conditions  specified in the Plan,  except in the sense of administering  the Plan subject to the provisions of the Plan. All questions of  interpretation  of the
            Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations  shall be final and binding  upon all persons  having an interest in the Plan and/or any
            Option.  Any officer of the Company  shall have the authority to act on  behalf  of  the  Company  with  respect  to any  matter,  right, obligation,  or election which is the  responsibility of or which is allocated to the Company  herein,  provided the officer has apparent authority  with  respect  to  such  matter,  right,  obligation,  or election.

      3.    ELIGIBILITY  AND TYPE OF  OPTION.  Options  may be  granted  only to directors  of the Company  who,  at the time of such grant,  are not employees of the Company or of any parent or subsidiary  corporation of the Company  ("Outside  Directors").  Options  granted to Outside

            Directors shall be nonqualified stock options; that is, options that are not treated as having been granted under  section  422(b) of the
            Code. A person  granted an Option is  hereinafter  referred to as an
            "Optionee".

      4.    SHARES  SUBJECT  TO OPTION.  Options  shall be for the  purchase  of shares of authorized but unissued common stock or treasury shares of common stock of the Company (the "Stock"),  subject to adjustment as provided in paragraph 8 below. The maximum number of shares of Stock which may be issued under the Plan shall be Three  Hundred  Thousand
            (300,000) shares.  In the event that any outstanding  Option for any reason  expires or is  terminated  and/or shares of Stock subject to repurchase are repurchased by the Company,  the shares  allocable to the unexercised  portion of such Option, or such repurchased shares, may again be subject to an Option grant.

      5.    TIME FOR GRANTING OPTIONS.  All Options shall be granted, if at all, within three years from the Effective Date.

      6.    TERMS,  CONDITIONS AND FORM OF OPTIONS.  Options granted pursuant to the Plan shall be evidenced  by written  agreements  specifying  the number of shares of Stock covered thereby, in substantially the form attached hereto as Exhibit A (the "Option Agreement"), which written agreement  may  incorporate  all or any of the  terms of the Plan by reference  and shall  comply  with and be subject  to the  following terms and conditions:

            a.   AUTOMATIC GRANT OF OPTIONS.  Subject to execution by an Outside
                 Director of an appropriate  Option Agreement,  Options shall be granted  automatically and without further action of the Board, as follows:

                 i.   Each  person  who is  newly  elected  or  appointed  as an
                      Outside  Director on or after the Effective  Date shall be granted an Option on the day of such  initial  election or appointment to purchase Fifty Thousand  (50,000) shares of
                      Stock.

                 ii.  On the date of each Annual Meeting of  Stockholders of the
                      Company  occurring  after the Effective Date, each Outside
                      Director  shall be  granted  an  Option  to  purchase  Ten
                      Thousand (10,000) shares of Stock; provided, however, that in the event an Outside  Director was elected or appointed as an Outside  Director and was granted an Option pursuant to the provisions of subparagraph 6(a)(i) above within six months prior to the Annual Meeting of  Stockholders,  that
                      Outside  Director shall be ineligible to receive an Option with respect to such Annual Meeting of Stockholders.

                iii.  On the date of each Annual Meeting of  Stockholders of the
                      Company,   each   Outside   Director  who  served  as  the
                      Chairperson  of any  committee of the  Company's  Board of
                      Directors  for at least six months  during  the  Company's most  recently  concluded  fiscal year shall be granted an
                      Option to purchase Five Thousand  (5,000) shares of Stock.
                      In the event an Outside Director served as the Chairperson for two or more Committees, such Outside Director shall be granted an option to purchase Five Thousand (5,000) shares of Stock for each committee for which the Outside Director served as Chairperson.

                iv.   Notwithstanding the foregoing, any person may elect not to receive an Option to be granted pursuant to this paragraph
                      6(a) by delivering  written notice of such election to the
                      Board  no later  than  the day  prior to the date on which such  Option  would  otherwise  be  granted.  A person  so declining  an Option  shall  receive  no  payment or other consideration  in lieu of such declined  Option.  A person who has  declined  an Option may revoke  such  election by delivering  written notice of such revocation to the Board no  later  than the day  prior  to the date on which  such
                      Option would be granted pursuant to paragraph 6(a).

                v.    Notwithstanding  any  other  provision  of the Plan to the contrary,  no Option shall be granted to any individual on a day when he or she is no longer  serving  as an  Outside
                      Director of the Company.

            b.   OPTION  EXERCISE  PRICE.  The exercise price per share of Stock subject to an Option  shall be the fair market value of a share of the  Stock  on the  close  of  business  on the  date of the granting of the Option.  Where there is a public market for the common stock of the Company, the fair market value per share of
                 Stock  shall be the  mean of the bid and  asked  prices  of the common  stock of the Company on the date of the granting of the
                 Option,  as reported in the Wall Street  Journal (or, if not so reported,  as otherwise reported by the National Association of
                 Securities Dealers Automated  Quotation  ("NASDAQ") System) or,
                 in the event the common  stock of the  Company is listed on the
                 NASDAQ  National  Market System or a securities  exchange,  the fair market value per share of Stock shall be the closing price on such  National  Market  System  or  exchange  on the date of granting of the Option, as reported in the Wall Street Journal.
                 If the date of the granting of an Option does not fall on a day on which the common  stock of the Company is trading on NASDAQ, the NASDAQ National Market System or securities  exchange,  the date on which the Option  exercise  price shall be  established shall be the last day on which the common  stock of the Company was so traded prior to the date of the granting Option.

            c.   EXERCISE  PERIOD  AND  EXERCISABILITY  OF  OPTIONS.  An  Option
                 granted pursuant to the Plan shall be exercisable for a term of ten years.  Options  granted  pursuant  to the Plan shall first become  exercisable  on the day (the  "Initial  Vesting  Date")
                 which  is one  year  from the  date on  which  the  Option  was granted. The Option shall first be exercisable on and after the
                 Initial  Vesting Date and prior to termination of the Option in an amount equal to the number of Option  Shares  multiplied  by the Vested Ratio (as  hereinafter  defined) as set forth below, less the number of shares previously  acquired upon exercise of any portion of the Option.

            The "Vested  Ratio"  shall mean,  on any  relevant  date,  except as otherwise provided herein, the ratio determined as follows:

                                                          Vested Ratio
                                                          ------------

                (i) Prior to Initial Vesting Date:              0

                On Initial  Vesting Date,                     1/3
                provided the  Optionee's
                Service has not terminated
                prior to such date:
PLUS

                (ii) For each full month
                of the Optionee's  continuous
                Service  from the Initial
                Vesting Date until the
                Vested Ratio equals 1/1, an
                additional:                                   1/24

For purposes of the Plan,  "Service" shall mean the Optionee's  service with the
Company, whether in the capacity of an employee, a director or a consultant. The
Optionee's  Service shall not be deemed to have  terminated  merely because of a change in the  capacity in which the  Optionee  renders  Service to the Company, provided that there is no interruption or termination of the Optionee's Service.

            d.   TERMINATION  OF  OPTIONEE.   In  the  event  of  an  Optionee's
                 termination of Service for any reason other than as a result of death or disability of the Optionee,  in which case all Options that have become vested will remain exercisable for the earlier of 36 months or the expiration date of the Options, all Options that have not become vested and  exercisable  as of the date of such  cessation of Service shall be forfeited and to the extent that such Options have become vested and exercisable as of such date, such Options must be exercised,  if at all, within ninety
                 (90) days after the Optionee's  termination  of Service,  after
                 which  time  such  Options   shall   automatically   terminate;
                 provided,  however,  in the event an  Optionee  ceases  being a director  because the  Optionee's  Service was  terminated  for
                 cause,  all  Options  granted  hereunder   (whether  vested  or
                 unvested) shall terminate immediately.

            e.   PAYMENT OF OPTION  EXERCISE.  Payment of the exercise price for the number of shares of Stock being  purchased  pursuant to any
                 Option shall be made (i) in cash, by check, or cash equivalent,
                 (ii) by the assignment of the proceeds of a sale of some or all of the shares  being  acquired  upon the  exercise of an Option
                 (including,  without limitation,  through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve  System),
                 (iii) by the  delivery  to the Company of shares of Stock which have been  owned by the  holder of the Option for more than six months and which have an aggregate value equal to such exercise
                 price,  or  (iv)  by  any  combination   thereof.  The  Company
                 reserves,  at any and all times,  the right,  in the  Company's sole and absolute discretion, to establish,  decline to approve and/or  terminate any program and/or procedure for the exercise of Options by means of an  assignment of the proceeds of a sale of some or all the  shares  of Stock to be  acquired  upon such exercise or the delivery of previously owned shares of Stock.

            f.   TRANSFER OF CONTROL. A "Transfer of Control" shall be deemed to have  occurred  in the event any of the  following  occurs with respect to the Company:

                 (i)   a merger or consolidation in which the Company is not the
                       surviving corporation;

                 (ii)  a merger or  consolidation  in which the  Company  is the surviving  corporation  where  the  stockholders  of  the
                       Company  before  such  merger  or  consolidation  do  not
                       retain,  directly or  indirectly,  at least a majority of
                       the  beneficial  interest  in  the  voting  stock  of the
                       Company after such merger or consolidation;

                (iii)  the sale,  exchange,  or transfer of all or substantially all of the  assets  of the  Company  other  than a  sale,
                       exchange,   or  transfer   to  one  or  more   subsidiary
                       corporations  (as  defined in  paragraph  1 above) of the
                       Company;

                (iv)   the  direct  or   indirect   sale  or   exchange  by  the
                       stockholders of the Company of all or  substantially  all
                       of the stock of the Company where the stockholders of the
                       Company  before  such  sale or  exchange  do not  retain,
                       directly  or  indirectly,  at  least  a  majority  of the
                       beneficial  interest  in the voting  stock of the Company
                       after such sale or exchange; or

                (v)    a liquidation or dissolution of the Company.

            In the event of a Transfer of Control, any unexercisable or unvested portion of the outstanding  Options shall be immediately  exercisable and vested in full as of the date ten (10) days prior to the expected  date of the Transfer of Control. The exercise or vesting of any Option that was permissible solely by reason of this paragraph 6(f) shall be conditioned  upon the consummation of the
Transfer of Control.  In addition,  the  surviving,  continuing,  successor,  or purchasing  corporation or parent corporation  thereof,  as the case may be (the
"Acquiring Corporation"), may either assume the Company's rights and obligations under outstanding  Options or substitute for outstanding  Options  substantially equivalent options for the Acquiring  Corporation's  stock. For purposes of this paragraph 6(e), an Option shall be deemed assumed if,  following the Transfer of
Control,  the Option  confers the right to acquire in accordance  with its terms and conditions,  for each share of Stock subject to the Option immediately prior to the Transfer of Control,  the  consideration  (whether  stock,  cash or other securities  or property) to which a holder of a share of Stock on the  effective date of the  Transfer of Control  was  entitled.  Any Options  which are neither assumed nor substituted for by the Acquiring  Corporation in connection with the
Transfer  of Control  nor  exercised  as of the date of the  Transfer of Control shall  terminate  and cease to be  outstanding  effective  as of the date of the
Transfer of Control.

            g.   STOCKHOLDER  APPROVAL. No Option may be granted pursuant to the
                 Plan prior to obtaining stockholder approval of the Plan.

      7.    AUTHORITY  TO VARY TERMS.  The Board shall have the  authority  from time to time to vary the terms of the  Option  Agreements  either in connection  with the grant of an individual  Option or in connection with the  authorization  of a new standard  form or forms of Option;
            provided,  however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not be limited  to, the  authority  to grant  Options  which are immediately exercisable subject to the Company's right to repurchase any unvested shares of Stock acquired by the Optionee on exercise of an Option in the event such  Optionee's  service as  director of the
            Company is terminated for any reason.

      8.    EFFECT OF CHANGE IN STOCK SUBJECT TO PLAN.  Appropriate  adjustments shall be made in the number and class of shares of Stock  subject to the Plan,  the number of shares to be granted  under the Plan and to any  outstanding  Options  and in the Option  exercise  price of any outstanding  Options in the event of a stock dividend,  stock split,
            recapitalization,      reverse     stock     split,     combination,
            reclassification,  or like  change in the capital  structure  of the
            Company.

      9.    TRANSFERABILITY OF OPTIONS.

            a.   Except  as  provided  in  paragraph  9(b),  an  Option  may  be exercised  during  the  lifetime  of the  Optionee  only by the
                 Optionee or the Optionee's guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.

            b.   Notwithstanding  the foregoing,  with the consent of the Board, in its sole  discretion,  an  Optionee  may  transfer  all or a portion of the Option to: (i) an  Immediate  Family  Member (as
                 defined below),  (ii) a trust for the exclusive  benefit of the
                 Optionee and/or one or more Immediate  Family Members,  (iii) a partnership in which the Optionee  and/or one or more Immediate
                 Family Members are the only partners, or (iv) such other person or entity as the Board may permit  (individually,  a "Permitted
                 Transferee").  For purposes of this paragraph  9(b)  "Immediate
                 Family  Members"  shall  mean  the  Optionee's  spouse,  former spouse, children or grandchildren,  whether natural or adopted.
                 As a condition to such transfer,  each Permitted  Transferee to whom the Option or any interest  therein is  transferred  shall agree in writing (in a form  satisfactory to the Company) to be bound  by  all of  the  terms  and  conditions  of  the  Option
                 Agreement   evidencing   such   Option   and   any   additional
                 restrictions   or   conditions  as  the  Company  may  require.
                 Following the transfer of an Option,  the term "Optionee" shall refer to the Permitted Transferee, except that, with respect to any  requirements  of continued  Service or  provision  for the
                 Company's tax withholding obligations, such term shall refer to the original Optionee.  The Company shall have no obligation to notify  a  Permitted  Transferee  of  any  termination  of  the transferred  Option,  including an early termination  resulting from the  termination  of Service of the Original  Optionee.  A
                 Permitted   Transferee   shall  be  prohibited  from  making  a
                 subsequent  transfer  of a  transferred  Option  except  to the original  Optionee  or to another  permitted  Transferee  or as provided in paragraph 9(a).

      10.        RE-PRICING OF OPTIONS / REPLACEMENT OPTIONS

                 The  Company  shall  not  re-price  any  Options  or issue  any replacement  Options  unless  the Option  re-pricing  or Option replacement  shall  have  been  approved  by the  holders  of a majority of the outstanding shares of the Company.

      11.        TERMINATION OR AMENDMENT OF PLAN.

                 The Board, including any duly appointed committee of the Board, may terminate or amend the Plan at any time; provided, however, that without the approval of the  stockholders  of the Company, there  shall be no  increase  in the total  number of shares of
                 Stock   covered  by  the  Plan  (except  by  operation  of  the
                 provisions  of paragraph 8 above).  In any event,  no amendment may  adversely  affect  any  then  outstanding  Option,  or any
                 unexercised  portion  thereof,   without  the  consent  of  the
                 Optionee.